                                                                    Exhibit 23.1
                                                                    ------------



                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Bradley Real Estate, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-42357, 333-28167, 33-62200 and 33-64811) on Form S-3 of Bradley Real Estate,
Inc., the registration statements (Nos. 333-30587, 33-34884 and 33-65180) on Form S-8 of Bradley Real Estate, Inc. and the registration statement (No. 333-36577) on Form S-3 of Bradley Operating Limited Partnership of our report dated January 28, 1998, relating to the consolidated balance sheets of Bradley Real Estate, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 1997 and the related schedule, which report appears in the December 31, 1997, annual report on Form 10-K of Bradley Real Estate, Inc.


                              KPMG PEAT MARWICK LLP


Chicago, Illinois
March 19, 1998